CONSENT OF COUNSEL


We hereby consent to the use of our name as legal counsel in the Registration Statement filed on Form SB-2 pursuant to the Securities Act of 1933 (the "Act") by HispanAmerica Corp.


LAW OFFICES OF MARK T. THATCHER

/s/ Mark T. Thatcher, Esq.

Colorado Springs, CO

April 3, 2003